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Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-44884 pertaining to the 1998 Stock Incentive Plan, Form S-8
No. 333-74612 pertaining to the 2000 Outside Director Option Plan and the 2000 Employee Stock Purchase Plan, 2001 Non-Officer, Non-Director Employee Stock Incentive Plan and Form S-3 No. 333-61430 of The Medicines Company of our report dated February 11, 2003, with respect to the consolidated financial statements of The Medicines Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                    /s/ Ernst & Young LLP

MetroPark, New Jersey
March 3, 2003